UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 5, 2010

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (386) 252-9601

                      N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

< > </ >	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

< > </ >	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

< > </ >	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

< > </ >	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

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             (b)        On January 5, 2010, Brown & Brown, Inc. (the "Company") announced the retirement of Jim W. Henderson, its Vice Chairman and Chief Operating Officer and a member of its Board of Directors (the "Board"), from the Company effective in August 2010. This includes retirement from any director and officer positions held with any of the Company's subsidiaries.  As a result of his impending retirement, Mr. Henderson will not stand for re-election to the Board at the Company's 2010 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

/S/ CORY T. WALKER
January 6, 2010	By:	< > </ >
Cory T. Walker
Sr. Vice President, Treasurer and Chief Financial Officer